UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

VAXCYTE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39323	46-4233385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road
Suite 300
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 837-0111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PCVX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

Underwriting Agreement

On January 29, 2026, Vaxcyte, Inc. (“Vaxcyte”) entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Jefferies LLC, Leerink Partners LLC and Evercore Group L.L.C. as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Offering”) of 11,000,000 shares of its common stock, par value $0.001 per share, at a price to the public of $50.00 per share. Pursuant to the Underwriting Agreement, the Underwriters agreed to purchase the shares of common stock from Vaxcyte at a price of $47.50 per share. Vaxcyte also granted the Underwriters a 30-day option to purchase up to an additional 1,650,000 shares of common stock from Vaxcyte. All of the shares in the Offering were sold by Vaxcyte.

On January 30, 2026, the Underwriters notified Vaxcyte of their intent to exercise their option to purchase the additional shares in full. The net proceeds to Vaxcyte from the Offering, including the exercise by the Underwriters of their 30-day option to purchase additional shares, was approximately $600.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by Vaxcyte. The Offering closed on February 2, 2026.

The Offering was made pursuant to Vaxcyte’s effective registration statement on Form S-3 (Registration Statement No. 333-279735), as previously filed with the Securities and Exchange Commission and a related prospectus and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and covenants by Vaxcyte, customary conditions to closing, indemnification obligations of Vaxcyte and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to such agreement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto. The foregoing descriptions of the terms of the Underwriting Agreement are qualified in their entirety by reference to such exhibits hereto. A copy of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 29, 2026

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VAXCYTE, INC.

Date: February 2, 2026	By:	/s/ Andrew Guggenhime
Andrew Guggenhime
President and Chief Financial Officer